EXHIBIT 10(ba)

FIRST AMENDMENT TO THE
NATIONAL WESTERN LIFE INSURANCE COMPANY
NON-QUALIFIED DEFINED BENEFIT PLAN
FOR ROBERT L. MOODY

          This First Amendment to the National Western Life Insurance Company Non-Qualified Defined Benefit Plan for Robert L. Moody (the "Plan") is hereby adopted by National Western Life Insurance Company (the "Company").

WITNESSETH

WHEREAS, the Plan was originally established effective July 1, 2005;

WHEREAS, Section 6.3 of the Plan permits the Company to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan to change the annuity form of benefit payment under Section 5.1 of the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows effective as of the date of adoption of this First Amendment to the Plan:

1. Section 5.1 of the Plan is hereby amended by restating the first two sentences of such Section, such sentences to read in their entirety as follows:

The Participant shall receive his vested Accrued Benefit payable in the form of a 21-year guaranteed single life annuity payable in monthly installments. Payments under such annuity shall be guaranteed for 21 years after the Participant's Normal Retirement Date and shall continue for the life of the Participant if the Participant lives beyond such guarantee period.

2. Article V of the Plan is hereby amended by adding the following new Section 5.2 at the end thereof, such Section to read in its entirety as follows:

5.2 Payment to Beneficiary

        The Participant may designate one or more beneficiaries to receive any benefits payable under the Plan after the death of the Participant. To be effective, any such beneficiary designation must be on a form acceptable to the Employer and must be filed with the Employer prior to the death of the Participant. The Participant may revoke or change a prior beneficiary designation at any time prior to his death by filing a new beneficiary designation with the Employer on a form acceptable to the Employer. If the Participant does not make an effective beneficiary designation prior to death or if no designated beneficiary survives the Participant, any benefits payable hereunder after the death of the Participant shall be paid to the Participant's estate. References hereunder to a benefit payable to or with respect to the Participant include any benefit payable to the Participant's designated beneficiary or estate.

IN WITNESS WHEREOF, the Company has adopted and executed this First Amendment to the Plan this 19th day of August, 2005.

National Western Life Insurance Company

/S/ James P. Payne

By:	James P. Payne

Its::	Senior Vice President - Secretary